                                                                  EXHIBIT 11.1

                          PAYSIS INTERNATIONAL, INC.
                    COMPUTATION OF EARNINGS PER SHARE (1)





                                           YEAR        11 MONTHS
                                          ENDED          ENDED                                                 SIX MONTH PERIOD
                                        JANUARY 31,   DECEMBER 31,          YEAR ENDED DECEMBER 31,              ENDED JUNE 30,
                                        -----------   ------------     ----------------------------------    ----------------------
                                            1993         1993            1994         1995         1996         1996         1997
                                        -----------   ------------     --------     --------     --------     --------     --------

                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                 (UNAUDITED)
Weighted average common and
 common equivalent shares
 outstanding during the
 period .............................       5,096        5,096           5,096        5,744        6,666        6,666        6,677

Net effect of dilutive stock
 options and stock warrants
 based on the treasury stock
 method...............................       --           --              --           --          1,028          928         --


Effect of common stock issued
 and stock options and warrants
 granted subsequent to October 7,
 1997 computed in accordance with
 the treasury stock method as
 required by the SEC (2)..............        876          876             876          876          876          876          876
                                          -------      -------         -------      -------      -------      -------      -------

  Total common and common
    equivalent shares.................      5,972        5,972           5,972        6,620        8,570        8,470        7,553
                                          -------      -------         -------      -------      -------      -------      -------
                                          -------      -------         -------      -------      -------      -------      -------

Income (loss) from continuing
 operations...........................    $  (745)     $  (982)        $   149      $  (472)     $   139      $   235      $(4,622)
                                          -------      -------         -------      -------      -------      -------      -------
                                          -------      -------         -------      -------      -------      -------      -------
Income (loss) per share from
 continuing operations................    $ (0.12)     $ (0.16)        $  0.02      $ (0.07)     $  0.02      $  0.03      $ (0.61)
                                          -------      -------         -------      -------      -------      -------      -------
                                          -------      -------         -------      -------      -------      -------      -------
Net loss .............................    $(1,829)     $(1,026)        $   (23)     $  (472)     $   139      $   235      $(4,622)
                                          -------      -------         -------      -------      -------      -------      -------
                                          -------      -------         -------      -------      -------      -------      -------
Net loss per share....................    $ (0.31)     $ (0.17)        $  0.00      $ (0.07)     $  0.02      $  0.03      $ (0.61)
                                          -------      -------         -------      -------      -------      -------      -------
                                          -------      -------         -------      -------      -------      -------      -------

-----------------------------
(1) All share information has been adjusted to reflect a five-for-one stock split.

(2) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, Common and Preferred Stock issued and stock options and warrants grants at prices below the assumed initial public offering price of $12.00 per share during the 12-month period immediately preceding the initial filing date of the Company's Registration Statement for its initial public offering have been included as outstanding for all periods presented using the treasury stock method.